EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 1, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2009 – August 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.2%	-0.6%	-6.3%	-2.6%	-7.6%	-5.3%	1.1%	-5.3%	10.3%	-28.6%	-0.5	-0.7
B**	-2.2%	-0.6%	-6.6%	-3.1%	-8.1%	-5.9%	0.4%	-5.9%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	-2.1%	-0.5%	-5.1%	-0.7%	-5.6%	-3.4%	N/A	-3.4%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	-2.1%	-0.6%	-5.2%	-0.9%	-5.8%	-3.7%	N/A	-3.7%	10.0%	-24.4%	-0.3	-0.5
Global 1***	-2.1%	-0.5%	-4.8%	-0.3%	-5.0%	-4.2%	N/A	-4.2%	9.6%	-21.9%	-0.4	-0.6
Global 2***	-2.1%	-0.5%	-5.0%	-0.5%	-5.2%	-4.4%	N/A	-4.4%	9.6%	-22.4%	-0.4	-0.6
Global 3***	-2.2%	-0.6%	-5.9%	-2.0%	-6.8%	-6.1%	N/A	-6.1%	9.6%	-27.9%	-0.6	-0.8

S&P 500 Total Return Index****	-2.7%	-0.3%	5.4%	20.1%	18.9%	15.9%	7.9%	15.9%	13.2%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.7%	0.3%	13.1%	10.2%	4.6%	7.1%	6.7%	7.1%	11.2%	-15.5%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	14%	Short	Heating Oil	3.2%	Short	13%	Short	Heating Oil	3.1%	Short
			Gas Oil	2.8%	Short			Gas Oil	2.8%	Short
Grains/Foods	12%	Short	Wheat	2.3%	Short	12%	Short	Wheat	2.4%	Short
			Sugar	1.9%	Short			Sugar	1.9%	Short
Metals	7%	Long	Zinc LME	1.6%	Long	8%	Long	Zinc LME	1.5%	Long
			Copper	1.5%	Long			Copper	1.5%	Long
FINANCIALS	67%					67%
Currencies	22%	Long $	Euro	4.5%	Short	22%	Long $	Euro	4.5%	Short
			Japanese Yen	3.5%	Short			Japanese Yen	3.4%	Short
Equities	21%	Long	S&P 500	4.8%	Long	21%	Long	S&P 500	4.8%	Long
			Nasdaq 100	2.1%	Long			Nasdaq 100	2.2%	Long
Fixed Income	24%	Long	Bund	4.6%	Long	24%	Long	Bund	4.6%	Long
			Schatz	3.3%	Long			Schatz	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell over 4% in anticipation of reduced demand by global refiners.  The easing of supply concerns surrounding the violence in Iraq and the sanctions on Russia also played a role in driving crude oil prices lower.  Natural gas markets finished modestly higher after the U.S. Energy Information Administration reported domestic inventories rose less-than-expected.

Grains/Foods
Corn and wheat prices fell as data continued to support strong output for this year’s harvest.  Soybean markets rose modestly higher on strong export and demand data.  Coffee prices rallied sharply to multi-month highs because of ongoing concerns surrounding drought-ridden crops in Brazil.

Metals
Precious metals markets declined due to better-than-expected economic data which demonstrated strong U.S. growth and on the belief the U.S. Federal Reserve may soon raise interest rates.  Base metals markets also fell, driven lower by high levels of supplies and by disappointing manufacturing data from China.

Currencies
The U.S. dollar generally rose against counterparts as bullish growth data drove global investors towards U.S. assets.  The Japanese yen fell sharply due to weak data from the region.  The euro was virtually unchanged as bullish investor sentiment data nearly offset an early-week selloff.

Equities
The S&P 500 experienced its biggest weekly decline since 2012 after the release of disappointing U.S. employment data and the news Argentina had defaulted on a sovereign bond payment.  Ongoing concerns about the weakness of the Portuguese economy and continued violence in Ukraine and the Middle East also contributed to equity market declines.  In Japan, the Nikkei 225 Index rose nearly 1%, supported by strong corporate earnings from Japanese carmakers and in weakness in the yen.

Fixed Income
U.S. Treasury markets experienced mixed results as weakness caused by strong U.S. growth data was offset by Argentina’s debt-default crisis and by a disappointing U.S. employment report.  German Bund prices rallied as demand increased as investors attempted to diversify away from the sovereign debt of less-stable Eurozone nations.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.